UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

RenaissanceRe Holdings Ltd. (the “Company”) entered into a Credit Agreement, dated as of May 17, 2012 (the “Credit Agreement”), with various banks and financial institutions parties thereto (collectively, the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”), as fronting bank, letter of credit administrator and administrative agent (the “Administrative Agent”) for the Lenders, and certain other agents. The Credit Agreement previously provided for commitments from the Lenders in an aggregate amount of $150 million, including the issuance of letters of credit for the respective accounts of the Company and certain of the Company’s subsidiaries. The Company also had the right, subject to certain conditions, to increase the size of the facility up to $250 million.

Effective as of May 23, 2013, the Company entered into a First Amendment and Joinder to Credit Agreement (the “Amendment”) with the Administrative Agent and the Lenders. Among other items, the Amendment (i) increased the aggregate commitment of the Lenders to $250 million; (ii) added an additional bank as a Lender, and (iii) eliminated the commitment of the Lenders to issue letters of credit. After giving effect to the Amendment, the Company has the right, subject to certain conditions, to increase the size of the facility up to $350 million.

The increase in the aggregate commitment of the Lenders and the elimination of the letter of credit capacity under the Credit Agreement were implemented in connection with a reassessment by the Company of its future liquidity and operational needs, taking into account, among other things, the Company’s and certain of its affiliate’s use of multi-beneficiary reinsurance trusts to collateralize their respective (re)insurance liabilities, and their access to alternative and less costly sources of letters of credit, including under (i) the Company’s and certain of its affiliate’s principal letter of credit facility with Wells Fargo and the banks and financial institutions parties thereto and (ii) the various bilateral letter of credit facilities between Citibank Europe plc and certain of the Company’s affiliates.

As of the date hereof, no amounts have been drawn under the Credit Agreement.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit #	Description

10.1	First Amendment and Joinder to Credit Agreement, dated as of May 23, 2013, by and among RenaissanceRe Holdings Ltd., Wells Fargo Bank, National Association, as Fronting Bank, LC Administrator and Administrative Agent for the Lenders, and various banks and financial institutions parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: May 23, 2013

	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

10.1	First Amendment and Joinder to Credit Agreement, dated as of May 23, 2013, by and among RenaissanceRe Holdings Ltd., Wells Fargo Bank, National Association, as Fronting Bank, LC Administrator and Administrative Agent for the Lenders, and various banks and financial institutions parties thereto.